Agassi Sports Entertainment Files Application for NASDAQ Capital Market Listing

LAS VEGAS, May 26, 2026 — Agassi Sports Entertainment Corp. (OTC: AASP) (“ASE” or the “Company”), a sports, media, and technology platform focused on the global racket sports ecosystem and built around the iconic brands of Andre Agassi and Steffi Graf, today announced that it has submitted an application to list its common stock on The Nasdaq Capital Market ("Nasdaq"). The Company is seeking a listing on Nasdaq to strengthen its visibility among investors as part of its broader capital markets strategy, with the aim of increasing shareholder value. In connection with the proposed uplisting, the Company has applied to list its common shares ("Shares") under the symbol "AASE", subject to Nasdaq approval.

“In pickleball, tennis, padel, and the global racket sports ecosystem, ASE plans to elevate the game. By combining world-class brand equity, with plans for AI-driven coaching, media IP, facilities, licensing, and merchandising, ASE expects to connect players, fans, and partners across the fastest-growing categories in racket sports, We believe the aggressive global expansion of racket sports presents a significant opportunity to consolidate racket sport communities under the iconic Agassi brand,” commented Ronald Boreta, Chief Executive Officer of Agassi Sports Entertainment.

“We believe a Nasdaq listing is the appropriate next step in our evolution as we continue building a differentiated sports, media, and technology platform around some of the most recognizable names in global sport. We expect a national listing to enhance our visibility within the investment community, improve public market liquidity, expand access to institutional capital, and further strengthen our commitment to transparency and long-term shareholder value creation.”

The proposed listing of the Shares on Nasdaq is subject to Nasdaq approval of the Company's listing application, and the Company satisfying all applicable quantitative and qualitative listing and regulatory requirements. There can be no assurance that Nasdaq will approve the Company's listing application, that the Company will meet the listing criteria, or that the proposed listing will be completed. The Shares will continue to trade on the OTC under the symbol "AASP" while the listing is pending.

About Agassi Sports Entertainment Corp.

Agassi Sports Entertainment Corp. (OTC: AASP) is a sports entertainment, content, media, and technology company focused on developing products, platforms, and experiences across racket sports. The Company seeks to collaborate with leading global brands and iconic athletes to grow participation, engagement, and long-term shareholder value. For more information about Agassi Sports Entertainment, visit www.agassisports.com.

Forward-Looking Statements

This press release includes "forward-looking statements", including information about Agassi Sports Entertainment's future expectations, plans, and prospects. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Factors that could cause actual results to differ materially include, without limitation: (a) the timing, cost, funding availability, anticipated benefits and successful implementation of the Company’s planned digital platform, mobile application and world series of pickleball events; (b) the Company’s ability to raise sufficient capital to fund operations, satisfy obligations to third-party service providers, support growth initiatives and continue as a going concern, the terms on which such financing may be available, and potential dilution resulting therefrom; (c) intense competition in the court sports, digital platform and live event industries and the Company’s ability to compete effectively and achieve market acceptance for its products and services; (d) the Company’s limited operating history, lack of significant revenues, history of losses, unproven business model and lack of experience in the court sports industry, and the risk that it may not achieve profitability or successfully execute its business plan; (e) the Company’s dependence on its management team and key personnel, the absence of employment agreements with certain personnel, and its ability to manage future growth and operational complexity; (f) the Company’s reliance on the continued involvement, reputation and brand recognition of Andre Agassi, Darren Cahill, Stefanie Graff, and related strategic relationships; (g) the Company’s planned concentration in the pickleball and padel industries and its ability to capitalize on anticipated industry growth trends; (h) adverse economic conditions, including inflation, reduced consumer and corporate discretionary spending and capital markets conditions, which could negatively affect demand, operating results, financial condition, cash flows and the Company’s ability to raise capital; (i) risks related to the Company’s planned use of artificial intelligence, cybersecurity incidents, disruptions to information systems, evolving privacy and data protection laws, and unauthorized access to customer data; (j) the Company’s ability to secure suitable venues, sponsorships, participants, permits and approvals and to successfully execute and scale planned events and operations; (k) claims, liabilities, injuries, accidents or other risks arising from the construction or operation of potential facilities, live events, or the use of future premises, equipment or services, and the adequacy of insurance coverage; and (l) the Company’s ability to satisfy Nasdaq’s quantitative listing standards, Nasdaq’s discretionary approval of the listing of the Company’s common stock based on qualitative factors, and the timing associated therewith. Additional risks are described in the Company's filings with the Securities and Exchange Commission, including its periodic reports, which are available at www.sec.gov. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law.

Investor Contact:

FNK IR – Matt Chesler, CFA / Rob Fink

investors@agassisports.com